                                                                      EXHIBIT 21

                             SUBSIDIARIES OF HL&P

          After the closing date of the Succession Transaction, Houston Industries Incorporated, a Texas corporation, will conduct its electric utility business as Houston Lighting & Power Company.

          SIGNIFICANT SUBSIDIARIES:

          1)  NorAm Energy Corp., a Delaware corporation
               Doing business as:
                  Arkla
                  Entex
                  Minnegasco

          2)  NorAm Gas Transmission Company, a Delaware corporation